SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-BORON LEPORE & ASSOC

                    GABELLI SECURITIES
                                 6/24/02           39,000-           16.0000
                                 6/14/02            4,000            15.9300
                    GAMCO INVESTORS, INC.
                                 6/24/02           76,500-           16.0000
                                 6/14/02            7,000            15.9300
                    GABELLI ASSOCIATES LTD
                                 6/24/02          355,134-           16.0000
                                 6/14/02           15,000            15.9300
                    GABELLI FUND, LDC
                                 6/24/02            2,000-           16.0000
                    GAF II
                                 6/24/02            2,200-           16.0000
                    GABELLI ASSOCIATES FUND
                                 6/24/02          273,578-           16.0000
                                 6/14/02           14,000            15.9300


(1) THE DISPOSITIONS ON 06/24/02 WERE IN CONNECTION WITH THE
TENDEROFFER
   DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.